UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Avenue Suite 403 Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01         Other Events

Milestone Scientific Inc. (the “Company”) announced today that Leonard Osser, a current member of the Board of Directors of the Company and the Company’s former president and chief executive officer, has adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934. The plan will become effective on December 13, 2021. Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.

Regarding the10b5-1 plan, Mr. Osser said: “While I believe the Company is well-positioned in the injection technology sector and am excited about the Company’s prospects for 2022 and beyond, I am adopting the 10b5-1 plan as a way of restoring approximately $1,000,000, at the rate of $20,000 per week, related to my exercise of stock options of the Company, including for the exercise price and tax obligations, and in respect of tax obligations arising from my receipt of compensation from the Company in the form of common stock, and to a lesser degree, the plan will also help me achieve prudent diversification of my investments.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: December 10, 2021	By:	/s/ Arjan Haverhals
Arjan Haverhals,
Chief Executive Officer